Item 77C - SunAmerica Series, Inc. NSAR-B
On June 20, 2013, a Special Meeting of Shareholders was held to consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the Focused Small-Cap Growth Portfolio, a series of the Registrant (the "Acquired Fund"), would transfer all of its assets to the SunAmerica Focused
Alpha Growth Fund, a series of SunAmerica Specialty Series
(the "Acquiring Fund"), in exchange solely for the assumption of the Acquired Fund's liabilities by the Acquiring Fund and Class A, Class C and Class W shares of the Acquiring Fund, which shares will be distributed by the Acquired Fund to the holders of its shares in complete liquidation thereof. The proposal was approved and voting results of this Special Meeting were as follows:

FOR			AGAINST			ABSTAIN
4,173,223		223,681			244,163



On June 20, 2013, a Special Meeting of Shareholders was held to consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the Focused Small-Cap Value Portfolio, a series of the Registrant (the "Acquired Fund"), would transfer all of its assets to the SunAmerica Strategic Value Portfolio, a series of the Registrant (the "Acquiring Fund"), in exchange solely for the assumption of the Acquired Fund's liabilities by the Acquiring Fund and Class A, Class B and Class C shares of the Acquiring Fund, which shares will be distributed by the Acquired Fund to the holders or its shares in complete liquidation thereof. The proposal was approved and voting results of this Special Meeting were as follows:

FOR			AGAINST			ABSTAIN
3,290,319		0			199,121




On October 21, 2013, a Special Meeting of Shareholders was held to consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the Focused Large-Cap Growth Portfolio, a series of the Registrant (the "Acquired Fund"), would transfer all of its assets to the SunAmerica Focused Alpha Large-Cap Fund, a series of SunAmerica Specialty Series (the "Acquiring Fund"), in exchange solely for the assumption of the Acquired Fund's liabilities by the Acquiring Fund and Class A, Class B and Class C shares of the Acquiring Fund, which shares will be distributed by the Acquired Fund to the holders of its shares in complete liquidation thereof. The proposal was approved and voting results of this Special Meeting were as follows:

FOR			AGAINST			ABSTAIN
4,821,705		1,601,688		441,526